ASSET PURCHASE AGREEMENT

BETWEEN

COMMUNICATE.COM, INC.

AND

FREQENTTRAVELLER.COM, INC.

Dated as of November 12, 2007

ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered as of November 12, 2007, by and between Communicate.com, Inc., a Nevada corporation ("Buyer"), and FrequentTraveller.com, Inc., a Nevada corporation ("Seller").

RECITALS

     WHEREAS, Seller conducts a business that provides travel services and related products to consumers online and by telephone to destination encompassed by the geographic domain names owned and leased by Seller;

     WHEREAS, Seller is the owner of all tangible and intangible assets associated or used in connection with the operation of the domain name FrequentTraveller.com and other domain names operated by Seller and which are the subject matter of this Agreement (the “Domain Names”);

     WHEREAS, Seller is the lessee of certain domain names owned by the Buyer and leased to Seller (the “Domain Names”) pursuant to a Domain Lease Agreement entered into by the parties on May 1, 2005 (the “Domain Lease Agreement”);

     WHEREAS, the Parties desire to terminate the Domain Lease Agreement upon Closing of this Agreement; and

     WHEREAS, the Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller all of the tangible and intangible assets associated or used in connection with the operation of FrequentTravellere.com, Indonesia.com, Malaysia.com, and Brazil.com and the other Domain Names being transferred and sold hereunder (the “Business”) upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

     ARTICLE I DEFINITIONS

     Section 1.01. Definitions. In addition to the other terms defined throughout this Agreement, the following terms, as used herein, have the following meanings:

     "Ancillary Agreements" means the Bill of Sale and Assumption and Assignment Agreements.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Proprietary Rights" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions, (H) copies and tangible embodiments thereof, and (I) all ownership rights in the content and text, navigational devices, menu structures or arrangement, icons, operational instructions, scripts, commands, syntax, source codes, screen design and other designs and visual expressions related to the operation of the Business, including without limitation all web pages layout, graphics, databases, online forms, search engines, banner advertisement (whether at the site or network), whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

     “Seller’s Proprietary Rights” means all Proprietary Rights relating to the Business that are owned or licensed by Seller, or that are used in the operation of the Business or necessary for the operation of the Business.

     “Shares” means an aggregate of 8,000,000 shares of the Seller’s common stock owned by Buyer, $0.001 par value per share.

     ARTICLE II PURCHASE AND SALE

     2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, all of the assets, properties and business, other than the Excluded Assets, of every kind and description, wherever located, personal, tangible or intangible, owned, held or used in the conduct of the Business by Seller all as described and set forth on Schedule 2.01 hereto (the "Purchased Assets") and including, without limitation, all right, title and interest of Seller in, to and under such of the foregoing. Although Schedule 2.01 is intended to be complete, in the event such Schedule fails to contain the description of any asset belonging to Seller which is used solely for the business and operation of the Business or is otherwise necessary for the ownership of the Business, such assets shall nonetheless be deemed transferred to the Buyer at the Closing.

     2.02. Excluded Assets. Buyer expressly understands and agrees that the following assets and properties of Seller (the "Excluded Assets") shall be excluded from the Purchased Assets:

(i)	all of Seller's cash and cash equivalents on hand and in banks;

(ii)	all real property and leases of Seller, and other interests in, real property, in each case together with all buildings, fixtures, and improvements erected thereon; and

     2.03. Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume only the liabilities of Seller under such agreements between Seller and third parties related to the operation of the Business and as more specifically set forth on Schedule 2.03 hereto (the "Assumed Liabilities").

     2.04. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence or arising or asserted hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (all such liabilities and obligations not being assumed are referred to as the "Excluded Liabilities"), including without limitation that Seller expressly agrees that the following liabilities and claims against Seller shall remain Seller’s liabilities and Seller further agrees to fully indemnify and hold Buyer harmless from any and all claims or causes of action related thereto as further provided in this Agreement:

(i)	Services provided to Seller by Christopher Bohn, including without limitation notice of claim filed with the Labor Commissioner, State of California by Christopher Bohn against FrequentTraveller.com, Inc. on June 18, 2007 (State Case Number 23-26375 LMS); and

(ii)	Alleged copyright infringement and unauthorized use related to certain photographs posted on Malaysia.com and all claims for royalty payments or otherwise associated therewith whether claimed by Getty Images (US), Inc. or any other party.

     2.05. Assignment of Contracts and Rights. Seller and Buyer will use their best efforts (but without any payment of money by Buyer) to obtain the consent of the other parties to any Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, then Seller and Buyer will negotiate in good faith an adjustment in the consideration paid by Buyer for the Purchased Assets.

     2.06. Purchase Price. The purchase price and consideration for the Purchased Assets (the "Purchase Price") is (a) the delivery of the Shares endorsed in favor of Seller, and (b) the cancellation of $261,833.19 of debt owing from Seller to Buyer under the Domain Lease Agreement, and (c) the assumption of the Assumed Liabilities. In addition, the Parties agree that the Domain Lease Agreement shall be deemed terminated and of no further force or effect upon the Closing of this Agreement and that all rights, duties and obligations thereunder shall be terminated.

     2.07. Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place simultaneously with the execution of the this Agreement and the Ancillary Agreements at the offices of Richardson & Patel LLP, 11900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024 on or around November 12, 2007 (the “Closing Date”). At the Closing:

     (a) Buyer shall deliver to Seller a stock certificate representing the Shares. The Certificate shall be duly endorsed for transfer in favor of the Seller.

     (b) Seller and Buyer shall enter into the Ancillary Agreements represented by a Bill of Sale substantially in the form attached hereto as Exhibit A and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B, and Seller shall deliver to Buyer such endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

     (c) Seller shall deliver documentation satisfactory to Buyer and Buyer’s counsel evidencing the release of all Liens on the Purchased Assets.

     (d) Seller and Buyer shall also execute and deliver all such instruments, documents and certificates as may be reasonably requested by the other party that are necessary, appropriate or desirable for the consummation at the Closing of the transactions contemplated by this Agreement, including copies of actions of their respective boards of directors and/or shareholders and such other writings as each may reasonably request.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer that:

     3.01. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     3.02. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by Seller of the transactions contemplated hereby and thereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and each of the Ancillary Agreements to which Seller is a party constitute valid and binding agreements of Seller.

     3.03. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements do not require any action by or in respect of, or filing with, any governmental body, agency, official or authority.

     3.04. Non-Contravention. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements do not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller or the Business, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to the Business to which Seller is entitled under any provision of any agreement, contract or other instrument binding upon Seller or by which any of the Purchased Assets is or may be bound, or (iv) result in the creation or imposition of any Lien on any Purchased Asset.

     3.05. Required Consents. Schedule 3.05 sets forth each agreement, contract or other instrument binding upon Seller or any operating permit requiring a consent as a result of the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, except such consents as would not, individually or in the aggregate, have a material adverse effect on the Purchased Assets if not received by the Buyer (each such consent, a "Required Consent”).

     3.06. Properties.

     (a) Seller has good and marketable, indefeasible, fee simple title to, or valid leasehold interests in, all Purchased Assets (whether real, personal, tangible or intangible).

     (b) No Purchased Asset is subject to any Lien.

     (c) There are no developments affecting any of the Purchased Assets pending or, to the knowledge of Seller threatened, which might materially detract from the value of such Purchased Assets, materially interfere with any present or intended use of any such Purchased Assets or materially adversely affect the marketability of such Purchased Assets.

     3.07. Title to Purchased Assets. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens.

     3.08. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Seller, threatened against or affecting, the Business or any Purchased Asset before any court or arbitrator or any governmental body, agency or official.

     3.09. Proprietary Rights.

     (a) Seller has and will transfer to Buyer at Closing good and marketable title to all of the Purchased Assets, which are being sold to Buyer under this Agreement, free and clear of all liens, claims, charges, judgments, restrictions, security interests, or other encumbrances of any kind, any no rights or license of any kind respecting the Purchased Assets have been granted to any third party. Seller is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in the Purchased Assets.

     (b) Seller (i) has no leases of any personal property relating to the Purchased Assets, whether as lessor or lessee; (ii) has no contractual or other obligations relating to the Purchased Assets, whether written or oral; and (iii) has not given any power of attorney to any person or organization for any purpose relating to the Purchased Assets.

     (c) There is no suit, claim, arbitration, investigation, action or proceeding entered against, now pending or, to the Seller’s knowledge, threatened against the Seller, the Purchased Assets or Proprietary Rights, nor is there any basis known to Seller for any such action. No litigation is pending, or, to Seller’s knowledge, threatened, against Seller, or its assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any transaction contemplated hereby or thereby. The Seller is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it which would affect the Purchased Assets. There are no outstanding, or the best knowledge of Seller, threatened claims of infringement against Seller respecting the use of the Purchased Assets and it has no knowledge of any trademark, service mark, trade name, assumed name, copyright, patent, trade secret, contractual or other rights of any third party which may be violated or infringed by the use or operation of the Business or any Purchased Assets.

     (d) None of the processes and formulae, research and development results and other know-how relating to the Business, the value of which to Seller is contingent upon maintenance of the confidentiality thereof, has been disclosed by Seller to any Person other than employees, representatives and agents of Seller under an agreement of confidentiality.

     3. 10. Binding Effect. This Agreement and each Ancillary Agreement, when executed and delivered will be the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

     4.01. Organization and Existence. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement, each of the Ancillary Agreements, are within the corporate powers of Buyer and such actions have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each of the Ancillary Agreements to which Seller is a party constitute valid and binding agreements of Buyer.

     4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     4.04. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements do not and will not contravene or conflict with the corporate charter or bylaws of Buyer.

     ARTICLE V
COVENANTS OF BOTH PARTIES

     The parties hereto agree that:

     5.01. Best Efforts; Further Assurances.

     (a) Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

     (b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     5.02. Public Announcements. The Seller agrees to consult with Buyer before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

ARTICLE VI
SURVIVAL, INDEMNIFICATION, AND MUTUAL RELEASE

     6.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the second anniversary of the Closing Date or until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof). Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Article shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     6.02. Indemnification.

     (a) Seller hereby indemnifies Buyer against and agree to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by Buyer arising out of, in respect of, or in connection with:

     (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; or

     (ii) the failure of Seller to assume full responsibility for any Excluded Liability or any obligation or liability of the Business relating to the Excluded Assets.

     6.03. Procedures.

     (a) The party seeking indemnification under this Article (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

     (b) No waiver of a closing condition by either Buyer or Seller shall limit its rights under this Article.

     6.04. Mutual Release. In consideration of the transaction contemplated herein and termination of Domain Lease Agreement upon the Closing, the Seller and Buyer (each, as applicable, the “Releasing Party”) shall irrevocably, unconditionally, and fully release and forever discharge, and covenants not to sue or otherwise institute or cause to be instituted or in any way participate in legal or administrative proceedings against, the other and each of the other party’s subsidiaries and affiliates, and their respective directors, managers, officers, shareholders, partners, employees, agents, successors and assigns, of and from any and all debts, demands, actions, causes of action, suits, claims, judgments, damages, costs, expenses, attorneys’ fees, penalties, obligations and liabilities, of every kind, character, nature and description, whether now known or unknown, suspected or claimed, whether vested, fixed or contingent, whether at law or in equity, that any of the applicable Releasing Party ever had or now has for, upon or by reason of any agreement (written or oral) including without limitation the Domain Lease Agreement, matter, cause, event, occurrence, or state of facts whatsoever made, occurring or taking place at any time on or prior to the date hereof that relate to this Agreement and the transactions contemplated thereby.

     ARTICLE VII
MISCELLANEOUS

     7.01. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) sent by telecopy, electronic mail or facsimile transmission, (iii) sent by internationally-recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

     if to Buyer, to:

Communicate.com, Inc.
375 Water Street, Suite 645
Vancouver, BC, V6B 5C6, Canada
Fax: (604) 453-4871
Attention: C. Geoffrey Hampson, Chairman and Chief Operating Officer

with a copy to:

Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Fax: (310) 208-1154
Attention: Jennifer A. Post, Esq.

if to Seller, to:

FrequentTraveller.com, Inc.
2311 Cherry Street
Bellingham, Washington 98255
Fax: 775-254-1339
Attention: Graham Heal, President and Director

with a copy to:

RHD Law Corp.
1100 Melville Street, Suite 600
Vancouver, BC, Canada
Fax: [  ]
Attention: Rene Daignault

     7.02. Amendments; No Waivers.

     (a) The provisions of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed by the Buyer and Seller.

     7.03. Expenses. Except as otherwise provided herein, each party shall pay its own fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated thereby.

     7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7.05. Governing Law; Waiver of Jury Trial. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of Nevada without giving effect to any choice or conflict of law provision or rule (whether in the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. In furtherance of the foregoing, the internal laws of the State of Nevada will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     7.06. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California and the United States of America located in California and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

     7.07. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.

     7.08. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     7.09. Entire Agreement. This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. None of this Agreement, the Ancillary Agreements, nor any provision hereof or thereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     7.10. Bulk Sales Laws. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller agrees to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

     7.11. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.12. Preparation of Agreement. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Asset Purchase Agreement as of the date first written above.

COMMUNICATE.COM, INC.
Buyer:

By: /s/ C. Geoffrey Hampson
Name: Geoffrey C. Hampson
Title: President and Chief Operating Officer

FREQUENTTRAVELLER.COM, INC.
Seller:

By: /s/ Graham Heal
Name: Graham Heal
Title: President and Director

Exhibit A

BIILL OF SALE

     This BILL OF SALE, dated as of November 12, 2007 is by and between Communicate.com, Inc., a Nevada corporation ("Buyer"), and FrequentTraveller.com, Inc., a Nevada corporation ("Seller").

RECITALS

     WHEREAS, Buyer and Seller have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement dated November 12, 2007 between Buyer and Seller (the "Asset Purchase Agreement"; terms defined in the Asset Purchase Agreement and not otherwise defined herein are being used herein as defined in the Asset Purchase Agreement);

     WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to purchase and Seller has agreed to sell the Purchased Assets, and Buyer has agreed to assume the Assumed Liabilities;

     NOW, THEREFORE, in consideration of the sale of the Purchase Assets and in accordance with the terms of the Asset Purchase Agreement, Buyer and Seller agree as follows:

     1. (a) Seller does hereby sell, transfer, assign, convey and deliver unto to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets TO HAVE AND TO HOLD the Purchased Assets unto the Buyer and its successors and assigns, to and for its or their use forever.

         (b) Buyer does hereby accept all the right, title and interest of Seller in, to and under all of the Purchased Assets and Buyer assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities.

     2. This Agreement shall be construed in accordance with and governed by the law of the State of Nevada, without regard to the conflicts of law rules of such state.

     3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Bill of Sale as of the date first written above.

COMMUNICATE.COM, INC.
Buyer:

By: /s/ C. Geoffrey Hampson
Name: C. Geoffrey Hampson
Title: Chairman and Chief Operating Officer

FREQUENTTRAVELLER.COM, INC.
Seller:

By: /s/ Graham Heal
Name: Graham Heal
Title: President and Director

Exhibit B

ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of November 12, 2007 is made by and between Communicate.com, Inc., a Nevada corporation ("Buyer"), and FrequentTraveller.com, Inc., a Nevada corporation ("Seller").

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated November 12, 2007, by and among Buyer and Seller (the "Asset Purchase Agreement"), the parties hereto have agreed that at the closing thereunder (which closing is taking place as of the date hereof), Seller will transfer to Buyer and Buyer will accept and assume, only those liabilities and obligations of Seller arising from and after the Closing Date under the Assumed Contracts set forth on Schedule A attached hereto, all liabilities and obligations specifically outlined on Schedule 2.03 to the Asset Purchase Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the covenants and agreements contained in the Asset Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     As of the date hereof, Seller hereby transfers and assigns to Buyer, and Buyer hereby accepts and assumes those liabilities and obligations of Seller arising from and after the Closing Date under the Assumed Contracts set forth on Schedule A attached hereto. With the exception of the liabilities and obligations to be assumed by Buyer pursuant to the preceding sentence, Buyer shall not assume and shall in no event be liable for any other debts, liabilities or obligations of Seller, whether fixed or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, or otherwise and regardless of when they arose or arise. In the event of any inconsistency between the terms hereof and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be signed in their respective names by their respective duly authorized officers on the date first above written.

COMMUNICATE.COM, INC.
Buyer:

By: /s/ C. Geoffrey Hampson
Name: C. Geoffrey Hampson
Title: Chairman and Chief Operating Officer

FREQUENTTRAVELLER.COM, INC.
Seller:

By: /s/ Graham Heal
Name: Graham Heal
Title: President and Director

SCHEDULE A
TO ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSUMED CONTRACTS

None.

SCHEDULE 2.01

PURCHASED ASSETS

(1) All Proprietary Rights owned, licensed, leased, or used or otherwise necessary for the ownership of the Business, by Seller of:
     (i) Frequenttraveller.com (single “l”, singular)
     (ii) Frequenttravellers.com (single “l”, plural)
     (iii) Frequenttraveller.com (double “ll”, singular)
     (iv) Frequenttravellers.com (double “ll, plural)
     (v) Frequentravellers.com (single “t”, single “l”, plural)
     (vi) Frequentraveller.com (single “t”, double “l”, singular)
     (vii) Frequentravellers.com (single “t”, double “l”, plural)
     (viii) GreatBritain.com
     (ix) Canadian.com
     (x) Malaysia.com
     (xi) Vietnam.com
     (xii) Indonesia.com
     (xiii) Brazil.com

(2) List of all present suppliers:
     (i) Vietventures - HCMC, Vietnam
     (ii) Vietnam Travel Solutions – Hanoi, Vietnam
     (iii) Exotissimo Travel – HCMC, Vietnam
     (iv) Peterson Travel – Kuala Lumpur, Malaysia
     (v) Bali Destination Travel – Bali, Indonesia
     (vi) BITourism – Rio de Janeiro, Brazil

(3) List of all present customers:
Seller’s sales staff in Bellingham, WA (Mr. Kevin Hamada) and HCMC, Vietnam (Ms. Phan Hoang Ai Vy (Ms. Vy) hold and have access to all records with respect to 1) closed bookings & previously delivered services, 2) closed bookings with services not yet delivered as of the date of this Agreement, and 3) current sales under discussion but not yet booked as of the date of this Agreement. All records described under this section (3) are stored within the Seller’s “Inquiry Management System (IMS)” and will be delivered to Buyer at the Closing.

(4) All goodwill associated with the Business of the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business

(5) Any and all copies of records in Seller’s possession relating to or compiled in connection with its operation of the Business which are requested by the Buyer

SCHEDULE 2.03

ASSUMED LIABILITIES

None.

SCHEDULE 3.05

REQUIRED CONSENTS

None.